UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2013

Ohr Pharmaceutical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-88480	#90-0577933
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 5th Ave, 28th Floor, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212)-682-8452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On April 5, 2013, Ohr Pharmaceutical Inc. (“we” or, the “Company”), notified holders of the Company’s Series B Warrants, exercisable at $1.1911787 per warrant (the “Series B Warrants”) that it had accelerated the date of expiration of the Series B Warrants in accordance with their terms to April 18, 2013 at 4:00pm EDT.  The letter also outlined an offer to Series B Warrant holders that exercise at least 33% of their Series B Warrant holdings to amend the terms of such holders’ unexercised Series B Warrants (the “Qualified Warrants”) to provide for (i) an extension of the expiration date of the Qualified Warrants to September 30, 2013 (“New Warrant Expiration Date”), (ii) increase of the exercise price to $2.25, (iii) acceleration of the New Warrant Expiration Date at the option of the Company following a period of 5 consecutive trading days where the market price per share exceeds 200% of the exercise price then in effect, and (iv) exercise via a net exercise feature (the Qualified Warrants, as amended, referred to as the “Amended Series B Warrants”).

On April 18, 2013, at the 4:00 pm EDT expiration deadline, the Company received notices for the exercise 4,244,984 Series B Warrants for gross proceeds of approximately $5.056 million dollars. Accordingly, the Company issued 4,244,984 shares of Company common stock, and 6,760,593 Qualified Warrants were converted to 6,760,593 Amended Series B Warrants.  979,790 Series B Warrants were not exercised and have expired.

The sale of the securities issued upon exercise of the Series B Warrants was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and Regulation D or Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering.  The purchasers of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, with appropriate restrictive legends, if applicable, affixed to the certificates for securities issued in the Offering.  All purchasers of the securities represented and warranted, among other things, that they were accredited investors within the meaning of Regulation D or non-U.S. persons within the meaning of Regulation S, that they had the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of an investment in the Company and had the ability to bear the economic risks of the investment, and that they had adequate access to information about the Company.

Item 3.03  Material Modification to the Rights of Security Holders.

Pursuant to Amendment 3 to Warrant Agreement, dated April 18, 2013, the Company amended the terms of the Qualified Warrants, as described above, to provide for (i) extension of the expiration date of the Qualified Warrants to September 30, 2013 (“New Warrant Expiration Date”), (ii) increase of the exercise price to $2.25, (iii) acceleration of the New Warrant Expiration Date at the option of the Company following a period of 5 consecutive trading days where the market price per share exceeds 200% of the exercise price then in effect, and (iv) exercise via a net exercise feature.

Exhibit No.	Description
10.30	Notice to Series B Warrant Holders, Dated April 5, 2013

10.31	Amendment 3 to Warrant Agreement, Dated April 18, 2013

99.1	Press Release Dated April 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHR PHARMACEUTICAL, INC.

Dated: April 22, 2013
	By:	/s/ Irach Taraporewala
Dr. Irach Taraporewala, President and CEO